UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 31, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 31, 2008, Broadpoint Securities Group, Inc. (the “Company”) entered into an Office Lease (the “Lease”), by and between the Company and Kato International LLC (“Landlord”), a Delaware limited liability company, for the lease of 16,000 rental square feet consisting of the 31st floor (the “Leased Premises”) of 12 East 49th Street, New York, New York 10017 (the “Building”).  The following is a general summary of the terms of the Lease:

The term of the Lease is for a term of ten years and two months, commencing on November 1, 2008 (the “Commencement Date”); however, the obligation to pay rent does not commence until January 14, 2009.  The Company has a one time right of early termination as of December 31, 2013, upon the payment of a $900,000 early termination fee and notice provided to the Landlord not less than fifteen (15) months prior to December 31, 2013.

Under the Lease, the Company shall be responsible for the payment of base rent (the “Base Rent”), beginning at $1,232,000.00 per annum ($77.00 per rentable square foot). The Base Rent will subsequently be adjusted to $1,296,000.00 per annum ($81.00 per rentable square foot) as of the 30th month anniversary date of the Commencement Date, and then, to $1,384,000.00 per annum ($86.50 per rentable square foot) as of the 60th month anniversary date of the Commencement Date. The Company shall also be responsible for the payment, as additional rent, of, among other things, the Company’s pro rata share of the increase in operating expenses, including taxes, of the Building above the 2009 base year. The Landlord is not performing any work on behalf of the Company.  The Company is renting the Premises “AS IS”.  The prior tenant left behind furniture and equipment which were purchased by the Company.

The Company may, with the Landlord’s consent, which consent shall not be unreasonably withheld or delayed, assign the Lease or sublease the Premises provided the Company first offers Landlord the right to either recapture the space or to sublease the space.  Any profits earned by the Company through subleasing and assignment of all or any portion of its leased premises must be shared 50/50 between the Company and Landlord.

Until September 30, 2012, Landlord will endeavor to provide notice to the Company if any full floor above the 24th floor becomes available for leasing. However, the Company has no option, right of first refusal or other right as to same.  The Lease provides notice that the 36th floor will be available May 20, 2012 provided the tenant who currently occupies that space fails or declines to exercise its expansion option in its lease.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease dated October 31, 2008 executed by and between the Company and Landlord, which is included with this Current Report on Form 8-K as Exhibit 10.1.

In connection with the execution and delivery of the Lease, the Company is required to provide to Landlord a security deposit in the amount of $1,324,000.00 in the form of an irrevocable letter of credit. Under certain conditions, the Company has the right to reduce the security deposit by $220,666.67 on each of July 1, 2010, January 1, 2012 and July 1, 2013, but in no event shall the security deposit be reduced below $662,000.00. The Company has arranged for such a letter of credit in favor of Landlord in the amount of $1,324,000,000 to be issued by The Bank of New York Mellon, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.1 - Office Lease Tower 49

10.2 - Letter of Credit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        BROADPOINT SECURITIES GROUP, INC.

                By: /s/ Robert I. Turner
                Name:  Robert I. Turner
                Title:    Chief Financial Officer

Dated: November 6, 2008